Exhibit 99.1

MTM Technologies Files Information Statement for Reverse Stock Split

STAMFORD, CT – May 5, 2008 – MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced that its Board of Directors approved a 1 for 15 reverse stock split of its common stock. This action is being taken in an effort to avoid being delisted from the NASDAQ due to the anticipated failure to comply with the minimum bid price for its common stock as previously disclosed by the Company. The Board of Directors also believes an increase in the Company’s stock price should generate investor interest, assist in attracting and retaining employees, and improve the Company’s prospects with customers and vendors.

“Maintaining our listing on the NASDAQ Capital Market is important for the operations and growth of the business as well as to increase our shareholder value,” stated Steve Stringer, MTM Technologies’ President and Chief Operating Officer.  “We believe that the proposed reverse stock split and all the other efforts undertaken by our Board and management, including the establishment of the GE credit facility, maintaining and improving relationships with our key partners as demonstrated by our recent Citrix Partner of the Year awards, the hiring of proven sales leaders including Frank Carlucci, Sr. Vice President, Sales, and focusing our sales strategies, are the appropriate steps to improve the Company’s long term financial condition, as evidenced by our increased EBITDA over the last three fiscal quarters.”

MTM Technologies expects to receive a delisting notice from NASDAQ on or about May 12, 2008 and, pursuant to NASDAQ procedures, will request a hearing before a NASDAQ Listing Qualifications Panel. The hearing request will stay the suspension of trading and delisting of the Company's securities pending the issuance of the Panel's decision. Thus, pending a decision by the Panel, the Company's shares will remain listed under the ticker symbol MTMC on the NASDAQ Capital Market. There can be no assurance that the Panel will grant the Company's request for continued listing.

The Company also announced that a majority of its stockholders have delivered an executed written consent approving the reverse stock split. As a result no further stockholder approval or action is necessary.  All common stockholders will be affected proportionately. No fractional shares will be issued in connection with the reverse stock split.  The number of common shares subject to the Company’s stock option plans and the relevant exercise price per share will be proportionately adjusted to reflect the reverse split.

The Company has filed with the SEC a preliminary information statement on Schedule 14C, which includes additional information about the reverse stock split. The Company encourages stockholders to read the preliminary information statement. Stockholders may obtain a copy of the preliminary information statement on Schedule 14C at the SEC's website at http://www.sec.gov or by contacting MTM at 203-975-3700.

The Company's Board of Directors set April 28, 2008 as the record date for stockholders of record entitled to receive the final information statement. It is expected that the reverse stock split will be consummated in June of 2008.

MTM and MTM Technologies are trademarks of MTM Technologies, Inc.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization.  In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services.  For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings.  The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in  MTM Technologies’ expectations or future events.

For more information, contact:

Michael Kern
Vice President
Integrated Corporate Relations (ICR)
617-956-6731
michael.kern@icrinc.com

J.W. (Jay) Braukman, III
Chief Financial Officer
MTM Technologies, Inc.
203-975-3700
investorrelations@mtm.com